  As filed with the Securities and Exchange Commission on January 20, 1999
                         Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CREDITRUST CORPORATION
             (Exact name of registrant as specified in its charter)

             Maryland                                   52-1754916
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or organization)

        7000 Security Boulevard
              Second Floor
          Baltimore, Maryland                            21244-2543
(Address of principal executive offices)                 (Zip Code)

                CREDITRUST CORPORATION 1998 STOCK INCENTIVE PLAN
            CREDITRUST CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

    (Name, address and telephone
   number of agent for service:)                        (Copy to:)
          JOSEPH K. RENSIN                        HENRY D. KAHN, ESQUIRE
       Creditrust Corporation                     Piper & Marbury L.L.P.
   7000 Security Blvd, 2nd Floor                  36 South Charles Street
   Baltimore, Maryland 21244-2543                Baltimore, Maryland 21201
           (410) 594-7000                             (410) 539-2530

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                               Proposed           Proposed
                                            Amount             Maximum            Maximum            Amount of
                                             to be             Offering          Aggregate         Registration
Title of Securities to be Registered      Registered      Price Per Unit(3)  Offering Price(3)          Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value           900,000 (1)(2)         $23.19           $20,871,000           $5,803
================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and indeterminate of plan participation interest to be offered or sold pursuant to the 1998 Employee Stock Purchase Plan as described herein.

(2) 800,000 shares are issuable with respect to the 1998 Stock Incentive Plan and 100,000 shares are issuable with respect to the 1998 Employee Stock Purchase Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Creditrust Corporation Common Stock reported on the Nasdaq National Market on January 15, 1999 (i.e.,
$23.19).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)  Prospectus filed pursuant to Rule 424(b) on July 30, 1998;

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above;

         (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

         (d) Preliminary Prospectus included in the Registration Statement on Form S-1 (relating to the Offering of 3,000,000 shares of Common Stock) filed on January 26, 1999.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

         Pursuant to Rule 412(a), any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in the subsequently filed document which is also incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the Maryland General Corporation Law ("MGCL"), Article Seventh, Paragraph (5) of the Registrant's Amended and Restated Charter ("Registrant's Charter") provides for indemnification of directors and officers of the Registrant, as follows:

         The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the Maryland General Corporation Law now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Also, the Registrant's By-Laws contain indemnification procedures that implement the indemnification provisions of the Registrant's Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

         As permitted by the MGCL, Article Seventh, Paragraph (6) of the Registrant's Charter provides for limitation of liability of directors and officers of the Registrant, as follows:

         To the fullest extent permitted by Maryland law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         As permitted under Section 2-418(k) of the MGCL, the Registrant has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Item 7.  Exemption from Registration Claimed.

              Not applicable.


Item 8.  Exhibits.

EXHIBIT
NUMBER     DESCRIPTION
------     -----------
4.1 Amended and Restated Charter (incorporated by reference from Exhibit 1 of the Company's Registration Statement on Form 8-A/A dated August 5, 1998 (File No.000-24619)

4.2 By-Laws (incorporated by reference from Exhibit 2 of the Company's Registration Statement on Form 8-A/A dated August 5, 1998 (File No. 000-24619)

4.3        1998 Stock Incentive Plan (incorporated by reference from Exhibit
           10.1 of the Company's Registration Statement on Form S-1/A dated July 28, 1998 (No. 333-50103)

4.4        1998 Employee Stock Purchase Plan (incorporated by reference from
           Exhibit 10.2 of the Company's Registration Statement on Form S-1/A dated July 28, 1998 (No. 333-50103)

5.0 Opinion of Piper & Marbury L.L.P., counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered for issuance under the Plans (filed herewith)

23.1       Consent of Counsel (contained in Exhibit 5.0)

23.2       Consent of Independent Auditors (filed herewith)

24.0       Power of Attorney (included on Signature Page)

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                     ---- ----
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or

15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----
         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 20th day of January, 1999.

                                       CREDITRUST CORPORATION



                                       By: /s/ Joseph K. Rensin
                                          -----------------------------------
                                              Joseph K. Rensin
                                              Chairman of the Board
                                              and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the 1998 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 20th day of January, 1999.


                                        CREDITRUST CORPORATION
                                        1998 EMPLOYEE STOCK PURCHASE PLAN



                                        By: /s/ Joseph K. Rensin
                                           ----------------------------------
                                        Name: Joseph K. Rensin
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph K. Rensin (with full power to each of them to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities to sign (1) a registration statement on Form S-1 any or all amendments or post-effective amendments to this Registration Statement, including amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, relating to a public offering of approximately 3,000,000 shares of Common Stock of Creditrust Corporation, (2) a registration statement on Form S-1 any or all amendments or post-effective amendments to this Registration Statement, including amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, relating to a shelf registration of 450,000 shares of Common Stock issuable upon exercise of certain warrants, and (3) a registration statement on Form S-8 relating to Creditrust's employee stock option and employee stock purchase plans, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                               Title                          Date
       -----                                              -----                          ----

                                            Chairman, President, Chief Executive     January __, 1999
------------------------------              Officer and Director
Joseph K. Rensin

/s/ Frederick W. Glassberg                  Director                                 January 14, 1999
------------------------------
Frederick W. Glassberg

/s/ John G. Moran                           Director                                 January 18, 1999
------------------------------
John G. Moran

/s/ Michael S. Witlin                       Director                                 January 18, 1999
------------------------------
Michael S. Witlin

                                 EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION                                                              PAGE
------     -----------                                                              ----

4.1        Amended and Restated Charter (incorporated by reference from Exhibit
           1 of the Company's Registration Statement on Form 8-A/A dated August      --
           5, 1998 (File No.000-24619)

4.2        By-Laws (incorporated by reference from Exhibit 2 of the Company's
           Registration Statement on Form 8-A/A dated August 5, 1998 (File No.       --
           000-24619)

4.3        1998 Stock Incentive Plan (incorporated by reference from Exhibit
           10.1 of the Company's Registration Statement on Form S-1/A dated July     --
           28, 1998 (No. 333-50103)

4.4        1998 Employee Stock Purchase Plan (incorporated by reference from
           Exhibit 10.2 of the Company's Registration Statement on Form S-1/A dated July 28, 1998 (No. 333-50103)

5.0        Opinion of Piper & Marbury L.L.P., counsel for the Registrant,
           regarding the legal validity of the shares of Common Stock being           9
           registered for issuance under the Plans (filed herewith)

23.1       Consent of Counsel (contained in Exhibit 5.0)                             --

23.2       Consent of Independent Auditors (filed herewith)                          10

24.0       Power of Attorney (included on Signature Page)                            --
